EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, CA 92121
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement filed under Post Effective Amendment No. 1 to Form S-1 of our report dated March 23, 2006, relating to the consolidated financial statements and schedule of Ligand Pharmaceutical Incorporated, which is contained in this Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Costa Mesa, CA 92626
April 12, 2006